Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We hereby consent to the use in the Proxy Statement constituting a part of this Registration Statement on Amendment No. 3 to Form S-4 of our report dated February 25, 2022, relating to the financial statements of RedBall Acquisition Corp., which is contained in that Proxy Statement. We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ WithumSmith+Brown, PC

New York, New York

April 14, 2022